Exhibit (g)(1)(xiv)

AMENDMENT EIGHT TO GLOBAL CUSTODY AGREEMENT

This Amendment, dated February 21, 2014, amends the Global Custody Agreement (“Agreement”) dated September 8, 2010 (“Original Effective Date”) between JPMorgan Chase Bank, National Association (“J.P. Morgan”) and the AQR Funds, on behalf of each series listed on Schedule 1 of the Agreement and each Cayman Islands entity listed on Schedule 1 of the Agreement. Unless otherwise defined herein, capitalized terms shall have the meaning ascribed to such terms in the Agreement.

WHEREAS, the parties hereto wish to amend Schedule 1 of the Agreement in order to revise the list of funds covered by the Agreement.

NOW, THEREFORE, the parties hereby agree to amend the Agreement, to be effective as of the Date hereof, in the following respects:

1. Schedule 1 of the Agreement includes the following Funds:

AQR Global Macro Fund

AQR Emerging Momentum Fund

AQR Emerging Core Equity Fund

2. Schedule 1 of the Agreement includes the following Cayman Islands entities, such that by its signature hereto, (a) each such entity hereby requests the securities custody services of J.P. Morgan and agrees to the terms and conditions of Agreement; and (b) J.P. Morgan agrees to provide such securities custody services to such Cayman Islands entity in accordance with the terms and conditions of the Agreement:

AQR Global Macro Offshore Fund Ltd.

3. Except as modified herein, all other provisions of the Agreement shall continue in full force and effect.

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IN WITNESS WHEREOF, the parties have caused this Amendment to be signed by their duly authorized representatives to be effective as of the date hereof.

AQR FUNDS, on behalf of each series listed in Schedule 1 of the Agreement	JPMORGAN CHASE BANK, NATIONAL ASSOCIATION

By:  /s/ Nicole DonVito

Name: Nicole DonVito

Title: Vice President

AQR MANAGED FUTURES STRATEGY OFFSHORE FUND LTD.

AQR RISK PARITY OFFSHORE FUND LTD.

AQR MULTI-STRATEGY ALTERNATIVE OFFSHORE FUND LTD.

AQR RISK-BALANCED COMMODITIES STRATEGY OFFSHORE FUND LTD.

AQR RISK-BALANCED COMMODITIES STRATEGY LV OFFSHORE FUND LTD.

AQR RISK PARITY II MV OFFSHORE FUND LTD.

AQR RISK PARITY II HV OFFSHORE FUND LTD.

AQR MANAGED FUTURES STRATEGY HV OFFSHORE FUND LTD.

AQR STYLE PREMIA ALTERNATIVE OFFSHORE FUND LTD.

AQR GLOBAL MACRO OFFSHORE FUND LTD.

By:  /s/ John Howard

Name: John Howard

Title: Director

By: /s/ Anna Maria Calla Minniti Name: Anna Maria Calla Minniti Title: Vice President